Exhibit FILING FEES

CALCULATION OF FILING FEE TABLES

Table 1 – Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	$6,108,543	0.0001102	$673.16
Fees Previously Paid	—		—
Total Transaction Valuation	$6,108,543
Total Fees Due for Filing			$673.16
Total Fees Previously Paid			—
Total Fee Offsets			—
Net Fee Due			$0

(1)	Estimated solely for purposes of determining the amount of the filing fee. The transaction valuation assumes that all options to purchase common shares that may be eligible for repricing in this offer will be tendered pursuant to this offer. The transaction valuation assumes options to purchase an aggregate of 3,231,132 common shares, having an aggregate value of $6,108,543 as of March 2, 2023, calculated based on the binomial option pricing model, will be exchanged or cancelled pursuant to this offer.

(2)	The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 1 for fiscal year 2023, equals $110.20 per million dollars of the transaction valuation.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	ADC Therapeutics SA	F-3ASR	333-256686(1)	June 1, 2021		$673.16
Fee Offset Sources	ADC Therapeutics SA	F-3ASR	333-256686(1)		June 1, 2021		$13,171.28

(1)	The Registrant has terminated the offering of securities under such registration statement. No securities were sold pursuant to the registration statement. Therefore, $13,171,28 of filing fees paid in connection with the registration statement are available for offsetting other filing fees when permitted by the Securities Act and the Exchange Act. The Registrant previously used the registration statement as a fee offset source to claim offset amounts of $2,843.04 in connection with its Registration Statement on Form F-3 (File No. 333-267293) and $812.33 in connection with its Registration Statement on Form F-3 (File No. 333-267295).